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                                    Exhibit A


Set forth below is the name, citizenship, address, position and present principal occupation of each of the directors and executive officers of Zuellig Group N.A., Inc., a Delaware corporation ("ZGNA"). The address of the principal business and principal office of ZGNA is 2550 El Presidio Street, Long Beach, California 90810.

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Name                       Citizenship           Residence                         Position with          Present
----                       -----------           ---------                         -------------          -------
                                                 or Business                       Hauser, Inc.           Occupation
                                                 -----------                       ------------           ----------
                                                 Address
                                                 -------

Peter Zuellig              Switzerland           The Zuellig Group                 None                   CEO of
                                                 910-914 Jardine House                                    InterPacific
                                                 1 Connaught Place                                        Corporation
                                                 Central
                                                 Hong Kong

Harvey L. Sperry           United States         c/o Willkie Farr & Gallagher      Director               Retired
                                                 787 Seventh Avenue
                                                 New York, NY 10023

Kenneth C. Cleveland       United States         2550 El Presidio Street           Director; CEO          CEO of Hauser, Inc.
                                                 Long Beach, CA 90810

Thomas W. Hanlon           United States         2550 El Presidio Street           Secretary,             Secretary,
                                                 Long Beach, CA 90810              Treasurer, and         Treasurer, and
                                                                                   Chief Financial        Chief Financial
                                                                                   Officer                Officer of Hauser,
                                                                                                          Inc.
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